UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2010

NEXT GENERATION ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-33039	88-0169543
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

7351 (N) Lockport Place, Lorton, VA 22079
 (Address of principal executive offices) (Zip Code)

(703) 372-1282
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 8 - Other Events

Item 8.01 Other Events.

On October 22, 2010, the Registrant issued 250,000 shares each to Darryl Reed and Joel Sens under the Registrant’s, and another 750,000 shares to four other consultants.  All of the shares were issued under the Registrant’s 2010 Employee, Consultant and Advisor Stock Compensation Plan, and were valued at $0.01 per share.

On October 22, 2010, the Registrant issued options to purchase a total of 1,100,000 shares of common stock to two consultants.  The options have an exercise price of $0.30 share and a term of five years.  The options were issued under the Registrant’s 2010 Stock Option Plan.

Following the issuance of the shares, the Registrant has 11,769,830 shares issued and outstanding, 11,769,830 shares on a fully diluted basis.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXT GENERATION MEDIA CORP.

Date: November 15, 2010	/s/ Darryl Reed

By: Darryl Reed, Chief Executive Officer

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